Exhibit 24.01
POWER OF ATTORNEY
Each of the undersigned directors of SCANA Corporation (the “Company”), hereby appoints K. B. Marsh, J. E. Addison and R. T. Lindsay, and each of them severally, his or her true and lawful attorney or attorneys, each with the power to act with or without the others, and with full power of substitution and resubstitution, to execute in his or her name, place and stead in his or her capacity as a director of the Company and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-8, and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, with respect to the registration of 3,400,000 shares of the Company’s common stock to be sold pursuant to the SCANA Corporation Stock Purchase-Savings Plan and any and all amendments thereto.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 31st day of July, 2013.

/s/J. A. Bennett	/s/D. M. Hagood
J. A. Bennett	D. M. Hagood
Director	Director

/s/K. B. Marsh	/s/J. W. Martin, III
K. B. Marsh	J. W. Martin, III
Director	Director

/s/J. M. Micali	/s/L. M. Miller
J. M. Micali	L. M. Miller
Director	Director

/s/J. W. Roquemore	/s/M. K. Sloan
J. W. Roquemore	M. K. Sloan
Director	Director

/s/H. C. Stowe
H. C. Stowe
Director

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